UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2009 (October 26, 2009)

Rite Aid Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011
(Address of principal executive offices, including zip code)

(717) 761-2633
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On October 26, 2009 (the "Closing Date"), Rite Aid Corporation ("Rite Aid") completed its previously announced offering (the "Offering") of $270 million aggregate principal amount of its 10.250% senior secured notes due October 2019 (the "Notes") to qualified institutional buyers pursuant to Rule 144A, and outside of the United States pursuant to Regulation S, under the Securities Act of 1933, as amended (the "Securities Act").  The Notes are unsecured, unsubordinated obligations of Rite Aid and are guaranteed by the same subsidiaries (the "Subsidiary Guarantors") that guarantee Rite Aid's obligations under its senior secured credit facility (including the Amended Revolver (as defined below) and the Incremental Tranche 4 Term Loan (as defined below)), and Rite Aid's outstanding 9.750% senior secured notes due 2016,10.375% senior secured notes due 2016, 7.5% senior secured notes due 2017, 8.625% senior notes due 2015, 9.375% senior notes due 2015 and 9.5% senior notes due 2017.  The guarantees of the Notes are secured on a second priority basis, pari passu with the secured guarantees of Rite Aid's 10.375% senior secured notes due 2016 and 7.5% senior secured notes due 2017.

On the Closing Date, Rite Aid also entered into certain incremental facility amendments to its senior secured credit facility which (i) increased the maximum commitments under the Company's existing senior secured revolving credit facility from $1.0 billion to $1.175 billion  (the "Amended Revolver") and (ii) increased the Company's borrowings by $125.0 million under its existing Tranche 4 Term Loan due 2015 (the "Incremental Tranche 4 Term Loan," and together with the increased capacity under the Amended Revolver, the "Incremental Facilities"). Rite Aid used the net proceeds of the Offering and borrowings under the Incremental Tranche 4 Term Loan and the Amended Revolver to repay all amounts outstanding under Rite Aid's accounts receivable securitization facilities, and for related fees and expenses, including the prepayment fees associated with the repayment of the amounts outstanding under Rite Aid's second lien securitization facility. Upon prepayment of the securitization facilities, both securitization facilities were terminated.

Borrowings under the Amended Revolver will continue to bear interest, at Rite Aid's option, at (i) an adjusted LIBOR rate with a floor of 3.00% per annum, plus the Revolver Margin or (ii) the greater of (a) Citibank’s base rate with a 4.00% per annum base rate floor and (b) the federal funds rate plus 0.50%, in each case plus the Revolver Margin. The “Revolver Margin” is 4.50% for LIBOR borrowings and 3.50% for base rate borrowings, and after November 28, 2009, can fluctuate depending on the amount of revolver availability, as specified in Rite Aid's senior secured credit facility. Rite Aid is required to pay fees on the daily unused amount of the Amended Revolver in an amount per annum equal to 1.00% until November 28, 2009 and thereafter in an amount per annum equal to 1.00% or 0.75% depending on the amount of revolver availability. Amounts drawn under the Amended Revolver become due and payable on September 30, 2012.

At Rite Aid's option, the Tranche 4 Term Loan (including the Incremental Tranche 4 Term Loan) bears interest at a rate per annum equal to either (a) an adjusted LIBOR rate (with a LIBOR floor of 3.00% per annum) plus 6.50% or (b) the greater of (x) Citibank’s base rate (with a base rate floor of 4.00% per annum) and (y) the federal funds rate plus 0.50%, in each case plus 5.50%.  The Tranche 4 Term Loan (including the Incremental Tranche 4 Term Loan) is guaranteed by the Subsidiary Guarantors.  Rite Aid must make mandatory prepayments of the Tranche 4 Term Loan (including the Incremental Tranche 4 Term Loan, on a pro rata basis with any other term loan under its senior secured credit facility and other senior obligations that require the sharing of such prepayments, including Rite Aid's 9.750% senior secured notes due 2016) with the proceeds of asset dispositions and casualty events (subject to certain limitations).  Rite Aid is also required to make mandatory prepayments of the Tranche 4 Term Loan (including the Incremental Tranche 4 Term Loan, on a pro rata basis with any other term loans under its senior secured credit facility) with a portion of any excess cash flow generated by Rite Aid and with the proceeds of certain issuances of equity and debt (subject to certain exceptions).  If at any time the total credit exposure outstanding under Rite Aid's senior secured credit facility (including the Incremental Facilities), and together with the principal amount of Rite Aid's 9.750% senior secured notes due 2016, and the principal amount of any other senior obligations exceeds the borrowing base, Rite Aid will be required to make certain other mandatory prepayments to eliminate such shortfall.

All prepayments of the Tranche 4 Term Loan (including the Incremental Tranche 4 Term Loan) occurring on or prior to the third anniversary of the initial borrowing of the Tranche 4 Term Loans are subject to a prepayment premium in an amount equal to (i) 5.0% of the principal amount prepaid if such prepayment occurs on or prior to the first anniversary of such borrowing, (ii) 3.0% of the principal amount prepaid if such prepayment occurs on or prior to the second anniversary of such borrowing and (iii) 1.0% of the principal amount prepaid if such prepayment occurs on or prior to the third anniversary of such borrowing.

Copies of the amendments implementing the Incremental Tranche 4 Term Loan and the Amended Revolver are filed hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

See the disclosure in Item 2.03 below for disclosure regarding the Indenture (as defined below).  Such disclosure is incorporated by reference into this Item 1.01.

Registration Rights Agreement

On October 26, 2009 (the "Closing Date"), the Company entered into a registration rights agreement relating to the Notes, among the Company, the Subsidiary Guarantors and Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Banc of America Securities LLC and Goldman, Sachs & Co., as the initial purchasers (the "Initial Purchasers") of the Notes (the "Registration Rights Agreement").  The Registration Rights Agreement requires Rite Aid and the Subsidiary Guarantors, at their cost, to among other things: (i) file a registration statement with respect to the Notes within 150 days after the Closing Date to be used in connection with the exchange of the Notes and related guarantees for publicly registered notes and related guarantees with substantially identical terms in all material respects (except for the transfer restrictions relating to the Notes); (ii) use their commercially reasonable efforts to cause the applicable registration statement to become effective under the Securities Act within 210 days after the Closing Date; and (iii) use their commercially reasonable efforts to effect an exchange offer of the Notes and the related guarantees for registered notes and related guarantees within 270 days after the Closing Date.  In addition, under certain circumstances, Rite Aid and the Subsidiary Guarantors may be required to file a shelf registration statement to cover resales of the Notes.

Subject to certain exceptions, if: (i) Rite Aid and the Subsidiary Guarantors fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing; (ii) any of such registration statements are not declared effective by the SEC on or prior to the date specified for such effectiveness; (iii) Rite Aid and the Subsidiary Guarantors fail to consummate the exchange offer within 270 days after the Closing Date; (iv) a shelf registration statement, if required, has not been filed on or prior to the 30th day after Rite Aid's obligation to file a shelf registration statement arises; (v) any required registration statement is filed and declared effective but thereafter ceases to be effective during the applicable period (each such event referred to in clauses (i) through (v) above, a "Registration Default"), then Rite Aid will be obligated to pay additional interest to each holder of the Notes that are subject to transfer restrictions, with respect to the first 90-day period immediately following the occurrence of a Registration Default, at a rate of 0.25% per annum on the principal amount of the Notes that are subject to transfer restrictions held by such holder. The amount of additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest for all Registration Defaults of 0.50% per annum on the principal amount of the Notes that are subject to transfer restrictions.  Following the cure of the Registration Default, the accrual of additional interest will cease.  A Registration Default referred to in (v) above will be deemed not to have occurred and be continuing in relation to a shelf registration statement or the related prospectus if such Registration Default has occurred solely as a result of the filing of a post-effective amendment to such shelf registration statement and for such time as is reasonably necessary to incorporate Rite Aid's annual audited financial information, quarterly financial information or other required information where such post-effective amendment is not yet effective and needs to be declared effective to permit holders of the Notes to use the related prospectus and Rite Aid is using its commercially reasonable efforts to have such post-effective amendment declared effective.

A copy of the Registration Rights Agreement is filed hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the Notes set forth in Item 1.01 above is incorporated herein by reference.

The Notes were issued pursuant to an indenture, dated as of October 26, 2009, among the Company, The Bank of New York Mellon Trust Company, N.A., as trustee, and the Subsidiary Guarantors (the "Indenture").  At any time and from time to time, prior to October 15, 2012, Rite Aid may redeem up to a maximum of 35% of the original aggregate principal amount of the Notes with the net proceeds of one or more equity offerings, at a redemption price equal to 110.250% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that: (i) at least 65% of the original aggregate principal amount of the Notes remains outstanding; and (ii) the redemption occurs within 75 days of the completion of such equity offering upon not less than 30 nor more than 60 days' prior notice.  Prior to October 15, 2014, Rite Aid may redeem some or all of the Notes by paying a "make-whole" premium based on U.S. Treasury Rates.  On or after October 15, 2014, and on or after October 15 of the relevant year listed below, Rite Aid may redeem some or all of the Notes at the prices listed below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date): 2014 at a redemption price of 105.125%; 2015 at a redemption price of 103.417%; 2016 at a redemption price of 101.708% and thereafter at a redemption price of 100%.

Each of the following constitutes an event of default under the Indenture: (1) failure to make the payment of any interest on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days; (2) failure to make the payment of any principal of, or premium, if any, on, the Notes when the same becomes due and payable at its stated maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise; (3) failure to comply with the covenant described under "—Merger, Consolidation and Sale of Property" in the Indenture; (4) failure to comply with any other covenant or agreement in the Notes or in the Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 30 days after written notice is given to Rite Aid; (5) a default under any debt of Rite Aid or any restricted subsidiary that results in acceleration of the final maturity of such debt, or failure to pay any such debt at final maturity (giving effect to applicable grace periods), in an aggregate amount greater than $35.0 million or its foreign currency equivalent at the time; (6) any judgment or judgments for the payment of money in an aggregate amount in excess of $35.0 million (or its foreign currency equivalent at the time) that shall be rendered against Rite Aid or any restricted subsidiary and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect;  (7) certain events involving bankruptcy, insolvency or reorganization of Rite Aid or any significant subsidiary; (8) any subsidiary guarantee of a significant subsidiary ceases to be in full force and effect (subject to certain exceptions) and such default continues for 20 days after notice to Rite Aid, or any subsidiary guarantor that is a significant subsidiary denies or disaffirms its obligations under the Notes; and (9) the material impairment of the security interests under certain of Rite Aid's agreements governing its second priority indebtedness for any reason other than the satisfaction in full of all obligations under the Indenture and discharge of such agreements and the Indenture or any security interest created thereunder shall be declared invalid or unenforceable or Rite Aid or any of its subsidiaries asserting, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.  A default under clauses (4), (8) or (9) is not an event of default until the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding notify Rite Aid of the default and Rite Aid does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a "Notice of Default."

Rite Aid is not required to make mandatory sinking fund payments with respect to the Notes.

Upon a change of control, as defined in the Indenture, Rite Aid is required to offer to purchase all of the Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the purchase date

(subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The covenants in the Indenture limit the ability of Rite Aid and certain of its subsidiaries to, among other things: (1) incur additional debt; (2) pay dividends or make other restricted payments; (3) purchase, redeem or retire capital stock or subordinated debt; (4) make asset sales; (5) enter into transactions with affiliates; (6) incur liens; (7) enter into sale leaseback transactions; (8) provide subsidiary guarantees; (9) make investments; and (10) merge or consolidate with any other person.

A copy of the Indenture is filed hereto as Exhibit 4.1 and is incorporated by reference herein.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(c) Exhibits.

Number	Description
4.1	Indenture, dated as of October 26, 2009, among Rite Aid Corporation, as issuer, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2	Form of 10.250% Notes due 2019 (included in Exhibit 4.1).
10.1
Incremental Facility Amendment No. 1, dated as of October 26, 2009, among Rite Aid Corporation, the lenders party thereto, Citicorp North America, Inc., as administrative agent and collateral agent and the other agents party thereto.

10.2
Incremental Facility Amendment No. 2, dated as of October 19, 2009 and effective as of October 26, 2009, among Rite Aid Corporation, the lenders party thereto, Citicorp North America, Inc., as administrative agent and collateral agent and the other agents party thereto.

10.3
Registration Rights Agreement relating to the Notes, dated October 26, 2009, among Rite Aid Corporation, the Subsidiary Guarantors and Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Banc of America Securities LLC, and Goldman, Sachs & Co., as the Initial Purchasers of the Notes.

99.1	Press release, dated October 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: October 29, 2009	By:	/s/ Marc A. Strassler
	Name:	Marc A. Strassler
	Title:	Executive Vice President,
General Counsel and Secretary

Exhibit Index

Number	Description
4.1	Indenture, dated as of June October 26, 2009, among Rite Aid Corporation, as issuer, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2	Form of 10.250% Notes due 2019 (included in Exhibit 4.1).
10.1
Incremental Facility Amendment No. 1, dated as of October 26, 2009, among Rite Aid Corporation, the lenders party thereto, Citicorp North America, Inc., as administrative agent and collateral agent and the other agents party thereto.

10.2
Incremental Facility Amendment No. 2, dated as of October 19, 2009 and effective as of October 26, 2009, among Rite Aid Corporation, the lenders party thereto, Citicorp North America, Inc., as administrative agent and collateral agent and the other agents party thereto.

10.3
Registration Rights Agreement relating to the Notes, dated October 26, 2009, among Rite Aid Corporation, the Subsidiary Guarantors and Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Banc of America Securities LLC, and Goldman, Sachs & Co., as the Initial Purchasers of the Notes.

99.1	Press release, dated October 26, 2009.